                                                                         Exhibit 99.4

U.S. PHYSICAL THERAPY, INC. (“USPH”
DISCRETIONARY CASH/RSA BONUS PLAN FOR SENIOR MANAGEMENT
FOR 2018 (“DISCRETIONARY BONUS PLAN”)

Purpose:  The purpose of this Discretionary Bonus Plan is to retain and incentivize the Executive Officers of USPH by providing an annual bonus opportunity to the Executives to reward them when certain individual and corporate subjective performance measures are achieved.

Participants:  Executives of USPH who shall be "Participants" in this Discretionary Bonus Plan are the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Chief Operating Officer West ("COO West"), and Chief Operating Officer East ("COO East"). In addition to awards under any other plan or program at USPH for which such Executives are eligible and not in lieu thereof, each Participant in this Discretionary Bonus Plan has the potential to be awarded a "Subjective Bonus" of up to 50% of the Participant's annual base salary for 2018 ("Base") pursuant to the subjective criteria as set forth below. The Subjective Bonus shall be made as either a "Cash Bonus" Award or a Restricted Stock Award ("RSA"), as determined in the sole discretion of the Compensation Committee of the Board of Directors of USPH (the "Compensation Committee").  The Compensation Committee shall have the sole discretion to determine the amount and type of award (whether a Cash Bonus Award or an RSA) will be made.  No Participant shall be entitled to a Subjective Bonus and shall have no legally binding right to a Subjective Bonus until the Compensation Committee determines the amount and type of award to be made.  No Participant will be entitled to elect any type of award to be made.

Effective Date:  This Discretionary Bonus Plan is established effective April 9, 2018.

Administration:  The Compensation Committee shall administer this Discretionary Bonus Plan, and shall have the sole authority to interpret and construe all of the terms of this Discretionary Bonus Plan, establish the criteria for awards, determine the amounts payable under this plan, and determine whether such awards under this plan shall be made as a Cash Bonus Award or as an RSA. The amount, if any, of the Subjective Bonus payable to each participant in this Discretionary Bonus Plan shall be determined by the Compensation Committee in its sole discretion based upon subjective criteria described below. All decisions of the Compensation Committee shall be final and binding on all persons.

Award and Payment Date:  The Compensation Committee shall make award determinations in the first quarter of 2019.  After the Compensation Committee has determined that goals have been met and has calculated the awards to be made hereunder, the Cash Bonus Award shall be paid, and the RSA shall be granted to the applicable Participant in the first quarter of 2019 but no later than March 15, 2019. A Subjective Bonus shall be payable only if the Participant remains continuously employed from the Effective Date through the date of the determination of the amount payable by the Compensation Committee.

Subjective Bonus Calculation:  The Subjective Bonus criteria that have been established by the Compensation Committee and shall be used in the Compensation Committee's sole discretion to grant an award of a Subjective Bonus having a value as of the date of the award of up to 50% of Base for each participant are as follows:

CEO

1.	Cost Control
2.	Briotix Development
3.	Same Store Growth/ Visit Growth
4.	Succession Planning
5.	Compliance
6.	Acquisitions

CFO
1.	Raintree/IT Completion and Migration
2.	Cost Control
3.	Succession Planning
4.	Cash Management and Collection Efficiency
5.	Audit Findings
6.	Acquisitions Integration and Customer Service

COO West

1.	Briotix Development
2.	Cost Control
3.	Compliance
4.	West Succession Plan
5.	Same Store Growth/Visit Growth
6.	Development of additional de novo facilities

COO EAST

1.	Contract Relationship Development
2.	Cost Control
3.	Compliance
4.	East Succession Plan
5.	Same Store Growth/ Visit Growth
6.	Development of additional de novo facilities

No Trust or Fund:  There shall be no separate trust or fund for this Discretionary Bonus Plan. Any amount payable hereunder shall be an unfunded obligation of USPH and shall be payable out of the general assets of USPH and no amount payable shall be assignable by the participant.

All RSAs shall be granted subject to the terms of the 2003 Plan and the specific terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion